UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 5, 2007

THE TALBOTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.02 Termination of a Material Definitive Agreement
     On December 5, 2007, Bank of America, at its discretion, terminated the Uncommitted Line of Credit Facility dated March 26, 2007 between The Talbots, Inc. and Bank of America.
     The Uncommitted Line of Credit Facility allowed borrowings up to $30 million and was scheduled to expire on February 23, 2008. All outstanding balances were repaid without early termination penalties on December 7, 2007.
     The Company is currently in discussions with other banks and expects to increase its availability under its remaining $140 million line of credit facilities. The Company’s Board of Directors has authorized the Company to pursue additional availability up to $200 million in total to address future working capital needs.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Date December 11, 2007	By:	/s/ Carol Stone
		Name:	Carol Stone
		Title:	Vice President, Corporate Controller